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                                                                     Exhibit 5.1



                                                  [            ]
Triad Financial Corporation
7711 Center Avenue, Suite 100
Huntington Beach, California 92647

        Re: Triad Financial Corporation
            Registration Statement on Form S-3
            (File No. 333-65107)
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Ladies and Gentlemen:

        We have acted as counsel for Triad Financial Corporation, a California corporation (the "Registrant") in connection with the Registration Statement on Form S-3 (File No. 333-65107) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of up to $[ ] aggregate principal amount of Asset Backed Securities (the "Securities"). Each series of such Securities will be issued pursuant to (i) a separate pooling and servicing agreement (the "Pooling and Servicing Agreement"), among the Registrant, as servicer (the "Servicer"), an entity named in the prospectus supplement for such series of Securities, as Seller, and an entity named in the prospectus supplement for such series of Securities, as trustee, as backup servicer and as collateral agent, (ii) a separate sale and servicing agreement (the "Sale and Servicing Agreement"), among the Registrant, in its individual capacity and as servicer, an entity named in the prospectus supplement for such series of Securities, as Seller, the trust formed pursuant to the Trust Agreement and an entity named in the prospectus supplement for such series of Securities, as indenture trustee and as backup servicer, (iii) a trust agreement (the "Trust Agreement") among an owner trustee named in the related prospectus supplement, the Registrant and another entity named in such prospectus supplement; and/or (iv) an indenture (the "Indenture") between the trust formed pursuant to the Trust Agreement and the indenture trustee named in the related prospectus supplement; all such documents, the "Operative Documents."

        We have made such investigation of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Securities.

        In rendering the opinions set forth below, we have assumed the accuracy and truthfulness of all public records of the Registrant and of all certifications, documents and other

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Triad Financial Corporation
______________, ____
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proceedings examined by us that have been executed or certified by officials of the Registrant acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that each such Pooling and Servicing Agreement, Sale and Servicing Agreement, Trust Agreement and Indenture and the related Certificates and Notes, as applicable, will be executed and delivered in substantially the form filed as exhibits to the Registration Statement with such changes acceptable to us, and that such Securities will be sold as described in the Registration Statement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

        On the basis of the above-mentioned examination and assumptions, and upon consideration of applicable law, it is our opinion that, with respect to the Certificates and/or Notes of any series, when: (a) the Registration Statement becomes effective pursuant to the provisions of the Act, (b) the amount, price, interest rate and other principal terms of such Notes and/or Certificates have been fixed by or pursuant to authorization of the Board of Directors of the Registrant, (c) the Operative Documents relating to such series have each been duly completed, authorized, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above,
(d) such Notes and/or Certificates have been duly executed and issued by the related trust and authenticated by the owner trustee or the indenture trustee, as applicable, and sold by the Registrant or by the trust, at the direction of the Registrant as applicable, and (e) payment of the agreed consideration for such Notes and/or Certificates shall have been received by the trust, all in accordance with the terms and conditions of the related Operative Documents and a definitive purchase, underwriting or similar agreement with respect to such Notes and/or Certificates and in the manner described in the Registration Statement; then (i) such Certificates will have been duly authorized by all necessary action of the trust and will be legally issued, fully paid and nonassessable and (ii) such Notes will have been duly authorized by all necessary action of the trust and will be legally issued, fully paid and nonassessable and binding obligations of the trust.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Registration Statement, including this exhibit.


                                        Very truly yours,

                                        Dechert Price & Rhoads